UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2017, Immune Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the sale of up to $3.4 million of original issue discount convertible and nonconvertible debentures.

The sale of the debentures will be implemented in multiple closings. The initial closing of the transaction took place on May 9, 2017. The Company issued debentures with a principal amount of $1.8 million to the investors at the initial closing of the transaction and received $1.5 million in gross proceeds. The remaining principal amount of $1.6 million of debentures will be issued to the investors in subsequent closings linked to the achievement of certain milestones, including the filing of the Company’s Annual Report on Form 10-K within a certain time period and the extinguishment of certain existing debt within a certain time period. The investors in the initial closing also received 300,000 shares of Company common stock.

Assuming that all of the convertible debentures are issued, the debentures are convertible at any time into up to 1,245,675 shares of the Company's common stock at a conversion price of $2.89 per share, subject to adjustment, but in no event shall the conversion price fall below $1.00. In addition, the investors will receive up to 380,000 additional shares of the Company's common stock.

The debentures issued in the initial closing are due and payable upon the earlier of (a) November 9, 2017 and (b) the closing by the Company of one or more subsequent financings with gross proceeds to the Company equal to at least $5,000,000 in the aggregate. The holder of the debenture has the option to extend the maturity date of the debenture through February 7, 2018. The debentures are subordinated to the indebtedness of Hercules Capital, Inc. (“Hercules”), pursuant to the Loan and Security Agreement entered into on July 29, 2015 by and between the Company and Hercules.

Pursuant to the Purchase Agreement, within ten (10) days after filing the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, but in no event later than May 30, 2017, the Company is obligated to file with the Commission a registration statement on Form S-1 for the issuance by the Company of securities in a follow-on offering.

Maxim Group LLC is acting as the sole placement agent for the offering.

In connection with the sale of the securities, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing summary of the terms of the Purchase Agreement and convertible debentures are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement

10.2	Form of Convertible Debenture

99.1	Press release, dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	Interim Chief Executive Officer

Date: May 10, 2017

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